UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023 (March 30, 2023)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Conversion Agreement

As previously disclosed, on September 30, 2020, 1847 Cabinet Inc. (“1847 Cabinet”), a subsidiary of 1847 Holdings LLC (the “Company”), issued an 8% vesting promissory note in the principal amount of up to $1,260,000 (the “Note”) to Stephen Mallatt, Jr. and Rita Mallatt (the “Holders”).

As previously disclosed, on July 26, 2022, the Company, 1847 Cabinet and the Holders entered into a conversion agreement (the “Conversion Agreement”), pursuant to which the Holders agreed to convert $797,221 of the vesting note into 189,815 common shares at a conversion price of $4.20 per share. Pursuant to the Conversion Agreement, the Note was cancelled and the Company agreed to pay $558,734 to the Holders no later than October 1, 2022.

On March 30, 2023, the Company, 1847 Cabinet and the Holders entered into a letter agreement to amend the terms of the Conversion Agreement, effective retroactively to October 1, 2022 (the “Conversion Agreement Amendment”). Pursuant to the Conversion Agreement Amendment, the Company agreed to pay a total of $642,544 to the Holders in three monthly payments commencing on April 5, 2023.

The foregoing description of the Conversion Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Conversion Agreement Amendment filed as Exhibit 10.3 to this report, which is incorporated herein by reference.

Amendments to Management Services Agreements

As previously disclosed, the Company’s subsidiaries 1847 Asien Inc., 1847 Wolo Inc. and 1847 ICU Holdings Inc. (the “Subsidiaries) entered into management services agreements with the Company’s manager, 1847 Partners LLC (the “Manager”), on May 28, 2020, March 30, 2021 and February 9, 2023, respectively (collectively, the “Management Services Agreements”). Pursuant to the Management Services Agreements, the Manager provides certain management services to the Subsidiaries in exchange for certain management fees.

On March 30, 2023, the Subsidiaries entered into amendments to the Management Services Agreements with the Manager (the “MSA Amendments”), pursuant to which the provisions regarding the removal of the Manager and payments upon termination of the Manager were revised. Pursuant to the MSA Amendments, the Manager may be removed by the Subsidiaries at any time upon sixty (60) days’ prior written notice to the Manager, subject to the payment of a termination fee equal to three times (3x) the then current maximum annual management fee payable to the Manager. The MSA Amendments also provide that if the Manager resigns, the Subsidiaries shall pay the accrued management fees and all costs and expenses of the Subsidiaries that are incurred by the Manager through the date of effectiveness of such resignation.

The foregoing description of the MSA Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the MSA Amendments filed as Exhibits 10.5, 10.7 and 10.9 to this report, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2023, Glyn C. Milburn resigned from the board of directors of the Company. Mr. Milburn’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As previously disclosed, Mr. Milburn joined the Company as Vice President of Operations on February 23, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	8% Vesting Promissory Note, dated September 30, 2020, issued by 1847 Cabinet Inc. to Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 7, 2020)
10.2	Conversion Agreement, dated July 26, 2022, among 1847 Holdings LLC, 1847 Cabinet Inc., Stephen Mallatt, Jr. and Rita Mallatt (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 27, 2022)
10.3	Letter Agreement, dated March 30, 2023, among 1847 Holdings LLC, 1847 Cabinet Inc., Stephen Mallatt, Jr. and Rita Mallatt
10.4	Management Services Agreement, dated May 28, 2020, between 1847 Asien Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed June 3, 2020)
10.5	Amendment No. 1 to Management Services Agreement, dated March 28, 2023, between 1847 Asien Inc. and 1847 Partners LLC
10.6	Management Services Agreement, dated March 30, 2021, between 1847 Wolo Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on April 5, 2021)
10.7	Amendment No. 1 to Management Services Agreement, dated March 28, 2023, between 1847 Wolo Inc. and 1847 Partners LLC
10.8	Management Services Agreement, dated February 9, 2023, between 1847 ICU Holdings Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on February 13, 2023)
10.9	Amendment No. 1 to Management Services Agreement, dated March 28, 2023, between 1847 ICU Holdings Inc. and 1847 Partners LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2023	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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